GMO Trust
FYE 2/29/04
Annual Expense Ratios
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

Fund Name                                                 Class 3               Class 4              Class 5            Class 6

U.S. Core Fund                                                   0.48%                                      0.42%             0.39%
Growth Fund                                                      0.48%
Value Fund                                                       0.61%
Short-Duration Investment                                        0.24%
International Intrinsic Value Fund                               0.69%                 0.63%
International Small Companies Fund                               0.75%
Small Cap Value Fund                                             0.48%
International Bond Fund                                          0.43%
Small Cap Growth Fund                                            0.48%
Emerging Markets Fund                                            1.12%                 1.08%                                  1.04%
Emerging Country Debt Fund                                       0.65%                 0.60%
Global Hedged Equity Fund                                        0.83%
Domestic Bond Fund                                               0.25%
Currency Hedged International Bond Fund                          0.38%
Inflation Indexed Bond Fund                                      0.38%
Currency Hedged International Equity Fund                        0.70%
Real Estate Fund                                                 0.52%
Core Plus Bond Fund                                              0.39%
Emerging Countries Fund                                          1.16%
International Growth Fund                                        0.69%
U.S. Quality Equity Fund                                                               0.44%
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